UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2008

Advanta Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania	19477
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 657-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

Advanta Corp. and its subsidiaries (the "Company") have elected not to participate in the government-sponsored relief programs for financial institutions resulting from the Emergency Economic Stabilization Act of 2008.  After careful deliberation, the Company decided that it would not apply to participate in the Capital Purchase Program under the Treasury Department's Troubled Asset Relief Program (the "TARP") and that it would opt out of participation in the Federal Deposit Insurance Corporation's Temporary Liquidity Guarantee Programs ("TLGP").

The Company determined that there would be limited value to participating in these programs given its already strong capital and liquidity positions, and that participating would not be in the best interests of its shareholders.

In its October 30, 2008 press release, the Company stated that cash and liquid investments totaled $1.8 billion at September 30, 2008 or 32% of aggregate owned and securitized receivables.  Total risk-based capital and Tier 1 capital ratios for Advanta Bank Corp. at September 30, 2008 were 24.5% and 22.3%, respectively, which are well above the rates required to be considered well capitalized.  At September 30, 2008, the ratio of Advanta Corp. equity together with subordinated debt for trust preferred securities to managed receivables was 12.0% and to owned receivables was 92.3%.

Since September 30, 2008, the Company has continued to increase liquidity and deposits through its bank subsidiary, Advanta Bank Corp.

This Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.  The most significant among these risks and uncertainties are: (1) political conditions, social conditions, monetary and fiscal policies and general economic and other environmental conditions, including the impact of the ongoing disruption in the capital markets and deterioration of the U.S. economy, as well as the potential for further deterioration and disruption, and the impact of these factors on the level of new account originations, customer spending, delinquencies, charge-offs, the value of and ability to realize expected returns on our investments, and other results of operations; (2) factors affecting fluctuations in the number of accounts or receivable balances, including the retention of customers after promotional pricing periods have expired, changes in terms on their accounts, or changes in programs or product offerings; (3) interest rate and credit spread fluctuations; (4) factors affecting our level of costs and expenses; (5) factors affecting our level of liquidity, including funding decisions, the potential timing of the securitizations of our receivables and our ability to monetize our investments; (6) government regulation of banking and finance businesses, including the effects of and changes in the level of scrutiny, regulatory requirements and regulatory initiatives, certain mandatory and possibly discretionary action by state and federal regulators, restrictions and limitations imposed by banking laws, regulators, examinations and reviews, and the effects of, and changes in, regulatory policies, guidance, interpretations and initiatives and agreements between us and our regulators; (7) effect of legal and regulatory developments relating to the legality of certain business methods, practices and policies of credit card issuers and the ultimate resolution of industry-related judicial proceedings relating to the legality of certain interchange rates; (8) the amount and cost of financing available to us; (9) the ratings on the debt of Advanta Corp. and its subsidiaries; and (10) the impact of litigation and legal, regulatory, administrative or other claims, investigations or proceedings including judgments, settlements and actual or anticipated insurance recoveries for costs or judgments.  The cautionary statements provided above are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act for any such forward-looking information. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp.
(Registrant)

Date:	December 10, 2008	By:	/s/ Jay A. Dubow
Jay A. Dubow, Chief Administrative
Officer, Senior Vice President, Secretary
and General Counsel